EXHIBIT 11


                                                  Three months ended                     Nine months ended
                                                      September 30,                        September 30,
                                             -------------------------------       -------------------------------
                                                 1996             1995                1996               1995
                                             -------------     -------------       -------------     -------------
Per consolidated condensed
  statement of earnings
  Net earnings (loss)
    Continuing operations                    $     (97,000)    $      96,000       $     131,000     $     378,000
    Discontinued operations                             --           149,000                  --        (1,619,000)
                                             -------------     -------------       -------------     -------------
                                             $     (97,000)    $     245,000       $     131,000     $  (1,241,000)
                                             =============     =============       =============     =============

Earnings (loss) per share
  Weighted average of
    common shares outstanding                      749,789           747,789             748,389           747,789
  Net earnings (loss) per share
    Continuing operations                    $       (0.13)    $        0.13       $        0.18     $        0.51
    Discontinued operations                             --              0.20                  --             (2.16)
                                             -------------     -------------       -------------     -------------
                                             $       (0.13)    $        0.33       $        0.18     $       (1.65)
                                             =============     =============       =============     =============

Primary earnings (loss) per share
  Weighted average common shares
    and common share equivalents                   749,789 (1)       747,789             793,723           747,789
    Continuing operations                    $       (0.13)    $        0.13       $        0.17     $        0.51
    Discontinued operations                             --              0.20                  --             (2.16)
                                             -------------     -------------       -------------     -------------
                                             $       (0.13)    $        0.33)      $        0.17     $       (1.65)
                                             =============     =============       =============     =============

Fully diluted earnings (loss) per share
  Weighted average common shares
    and common share equivalents                   749,789 (1)       747,789             809,389           747,789
    Continuing operations                    $       (0.13)    $        0.13       $        0.16     $        0.51
    Discontinued operations                             --              0.20                  --             (2.16)
                                             -------------     -------------       -------------     -------------
                                             $       (0.13)    $        0.33       $        0.16     $       (1.65)
                                             =============     =============       =============     =============



(1) Common share equivalents were not used in the computation of Primary and Fully diluted earnings (loss) per share since the effect of the calculation would have been anti-dilutive.